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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT



                Date of Report (Date of earliest event reported).
                                  June 30, 1996



                         AMERICAN LEASING INVESTORS VI-A
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             (Exact name of registrant as specified in its charter)



California                          0-13517                      13-3190452
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(State or other jurisdiction        Commission                   I.R.S. Employer
of incorporation)                   File Number                  I.D. Number


                   411 West Putnam Avenue, Greenwich, CT 06830
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               (Address of principal executive offices) (Zip Code)



Registrant's Telephone Number
including area code: (203) 862-7000


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ITEM 2.  Acquisition or Disposition of Assets

On June 7, 1996, Registrant completed the process of disposing of its remaining equipment, a Fokker F-28 MK4000 aircraft (the "Aircraft") with one spare Rolls Royce engine (the "Spare Engine"). The Aircraft and Spare Engine were sold to an unaffiliated third party for approximately $2,282,100 less selling expenses of approximately $130,600. At the time of sale, such equipment had a net carrying value of approximately $1,596,400.

ALI Equipment Management Corp., the Managing General Partner of Registrant, will prepare a final accounting of Registrant's assets and liabilities and will commence the dissolution and termination of Registrant and make a final distribution to partners.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   American Leasing Investors VI-A
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                       By:         ALI Equipment Management Corp.
                                   Managing General Partner


                       /s/         Douglas J. Lambert
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                                   Douglas J. Lambert
                                   President (Principal Executive and
                                       Financial Officer)








Date: July 29, 1996